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EXHIBIT 99.5

June 13, 2003

Dear Sirs and Mesdames:

        We hereby consent to the use in the Registration Statement of Riverwood Holding, Inc. on Amendment No. 1 to Form S-4 of our opinion dated March 24, 2003, appearing as Annex D to such Registration Statement, to the description therein of such opinion and to the references to our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations adopted by the Securities and Exchange Commission (the "Commission") thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
MORGAN STANLEY & CO. INCORPORATED
By:	/s/ LISA E. BEESON Lisa E. Beeson Managing Director

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  EXHIBIT 99.5